Exhibit 99.1

Investor Relations:	Media:
Paul Quinn	Todd Barrish
Telanetix, Inc	Dukas PR
(206) 515-9165	(212) 704-7385
pquinn@telanetix.com	todd@dukaspr.com

Telanetix Reports Fourth Quarter 2008 Results

-Delivers total revenue of $8.5 million, increasing 14.4% from the fourth quarter of 2007 and equal to the third quarter 2008, which had 7% more business days-
- Improves core voice gross margin for the third consecutive quarter to 59.6% -
- Expects to deliver double digit revenue growth and to be cash flow positive in 2009 -

BELLEVUE, WA – March 25, 2009 - Telanetix, Inc. (OTC: TNXI), a leading communications solutions provider offering video telepresence solutions and next generation voice services to all business market segments, reported financial results for its fourth quarter and year ended December 31, 2008.

Doug Johnson, Telanetix’s CEO, said, “During 2008, we successfully grew our award winning voice business, significantly reduced costs and transformed our capital structure during the challenging economic environment.  Mid-year, we launched our Digital Phone Service (DPS) and quickly partnered with Costco Wholesale.  In March 2009, Costco honored DPS as “Service of the Month,” and we expanded our channel distribution solidifying another partnership with one of the world's largest sellers of office products.  Our voice products continue to perform well in this economy as our customers look for cost saving alternatives.”

“In 2009, we will concentrate our resources on growing our high-margin core voice offering, broadening sales channels, opportunistically pursuing video relationships, and maintaining expense controls.  Combined with our debt restructuring, we believe we will improve our financial position in 2009.  Furthermore in 2009, we expect to deliver double digit annual revenue growth, to continue to improve our gross margin and to benefit from first quarter 2009 cost reductions.  As such, during 2009, we expect to reach cash flow positive and to position the company to be able to service our debt obligations during 2010,” concluded Johnson.

Financial Highlights for the Fourth Quarter of 2008 Compared to the Third Quarter of 2008
•	Revenue was $8.5 million for both periods, even with 7% fewer billing days for the fourth quarter,
o	Voice and network revenue was $6.7 million, compared to $6.8 million.
o	Video revenue was $1.8 million, compared to $1.7 million.
•	Gross profit was $4.2 million, or 49.8% of revenue, compared to $4.5 million, or 53.4% of revenue.
o	Voice gross margin was 59.6%, compared to 59.3%.
o	Video gross margin was 12.4%, compared to 29.9%, reflecting a shift in revenue mix.
•
Total operating expense was $8.9 million including $270,000 for stock and warrant compensation expense and a $2.4 million non-cash charge for impairment of intangibles, compared to $6.5 million including $751,000 in stock and warrant compensation expense.

•
Net loss was $6.9 million including, a $1.7 million expense for interest and a $429,000 non-cash charge for fair market valuation of warrants and beneficial conversion feature liabilities, compared to net loss of $619,000 including a non-cash credit of $2.8 million for fair market valuation of warrants and beneficial conversion feature liabilities and a $1.5 million expense for interest. Net loss per share was $0.22, compared $0.06 per share.

•	Adjusted EBITDA loss was $959,000, compared to $138,000.
•	At December 31, 2008, the cash and cash equivalents balance was $975,000.

Financial Highlights for the Year Ended 2008 Compared to the Year Ended 2007
The results for 2007 include the results of AccessLine following its acquisition in September.
•	Revenue was $32.6 million, compared to $12.2 million.
•	Net loss was $9.7 million, or $0.36 per share, compared to $10.6 million, or $0.58 per share.
•	Net loss applicable to common shareholders was $12.9 million, or $0.48 per share, compared to $19.5 million, or $1.06 per share.

The figures for Adjusted EBITDA are non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities.  A reconciliation can be found at the end of this release.

Recent Corporate Highlights
•	Formed a partnership with one of the world's largest sellers of office products in March 2009 to extend Telanetix’s DPS channel distribution.
•	Selected as Costco Wholesale’s “Service of the Month” for March 2009 for Telanetix’s DPS under the AccessLine brand.
•	Co-hosted Elliot Gold’s “Annual Telespan Teleconferencing Industry Predictions” webconference in January 2009.
•	Raised $1.5 million in December 2008 to significantly expand retail marketing, particularly for AccessLine DPS.
•	Expanded Telepresence™ channel relationships by adding distributor Target Distributing in December 2008 to market and distribute digital presence to over 35,000 resellers and integrators.

Conference Call Information
Management will conduct a conference call at 10:00 am PT/1:00 pm ET on March 25, 2009 to discuss the company’s fourth quarter and year end 2008 results.  To access the call in the United States, dial 888-680-0878; to dial-in internationally, dial 617-213-4855 and enter passcode 32847015.  The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through March 27, 2009 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. All parties will need the following replay pass code 78045101.

About Telanetix, Inc.
Telanetix is a leading communications solutions provider offering video telepresence solutions and next generation voice services to all business market segments.  Telanetix solutions meet the real-world communications demands of its customers with an powerful, cost effective industry-leading proposition. The company's video telepresence offering, called Digital Presence™, creates fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment.  The company's Voice offerings, marketing under the "AccessLine" brand, give business customers a flexible, easy to use, cost effective alternative to today’s traditional phone service, offering flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. Additional information may be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.
-Tables to Follow -

TELANETIX, INC.
Consolidated Balance Sheets

	December 31,
	2008	2007

ASSETS
Current assets
Cash	$975,137	$3,779,821
Accounts receivable, net of allowance for doubtful accounts of $573,613 and $230,645 at December 31, 2008 and 2007, respectively	3,591,859	2,406,885
Inventory	556,321	230,590
Prepaid expenses and other current assets	568,242	455,577
Total current assets	5,691,559	6,872,873
Property and equipment, net	5,178,194	5,844,421
Goodwill	7,821,728	6,934,304
Purchased intangibles, net	16,233,337	20,953,333
Other assets	983,098	738,024
Total assets	$35,907,916	$41,342,955
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,456,706	$1,897,165
Accrued liabilities	2,863,765	2,551,275
Accrued interest	888,242	67,030
Line of credit	—	503,590
Deferred revenue, current portion	1,021,389	1,018,515
Deferred compensation	90,547	445,389
Capital lease obligations, current portion	939,603	1,200,989
Convertible debentures, current portion	—	3,670,734
Warrant and beneficial conversion liabilities	5,398,724	9,103,923
Total current liabilities	13,658,976	20,458,610
Non-current liabilities
Deferred revenue, less current portion	188,134	69,700
Capital lease obligations, less current portion	814,052	1,433,694
Convertible debentures, less current portion	20,302,430	1,003,178
Total non-current liabilities	21,304,616	2,506,572
Total liabilities	34,963,592	22,965,182
Stockholders' equity
Cumulative preferred stock, $.0001 par value; $1,000 stated value; Authorized:10,000,000; Issued and outstanding: none at December 31,2008 and 13,000 at December 31, 2007	—	1
Common stock, $.0001 par value; Authorized: 200,000,000 shares; Issued and outstanding: 31,384,374 at December 31, 2008 and 23,079,576 at December 31, 2007	3,139	2,308
Additional paid in capital	33,211,274	39,011,923
Warrants	10,000	10,000
Accumulated deficit	(32,280,089)	(20,646,459)
Total stockholders' equity	944,324	18,377,773
Total liabilities and stockholders' equity	$35,907,916	$41,342,955

TELANETIX, INC.
Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenues
Product revenues	$1,694,815	$1,201,758	$6,155,571	$4,791,687
Service revenues	6,778,286	6,206,635	26,470,411	7,386,001
Total revenues	8,473,101	7,408,393	32,625,982	12,177,688

Cost of revenues
Cost of product revenues	1,439,208	998,456	4,946,258	3,683,274
Cost of service revenues	2,816,869	2,857,078	11,742,656	3,520,850
Total cost of revenues	4,256,077	3,855,534	16,688,914	7,204,124

Gross profit	4,217,024	3,552,859	15,937,068	4,973,564

Operating expenses
Selling, general and administrative	4,416,642	3,925,089	19,356,890	8,576,310
Research, development and engineering	1,291,897	1,321,455	5,603,051	2,154,006
Depreciation	255,364	61,248	891,294	232,958
Impairment of Intangibles	2,380,000		2,380,000
Amortization of purchased intangibles	584,999	638,334	2,339,996	746,667
Total operating expenses	8,928,902	5,946,126	30,571,231	11,709,941

Operating loss	(4,711,878)	(2,393,267)	(14,634,163)	(6,736,377)

Other income (expense)
Interest income	743	37,865	17,819	108,009
Interest expense	(1,742,127)	(1,253,439)	(6,211,261)	(5,860,848)
Change in fair market value of warrant and beneficial conversion feature liabilities	(429,010)	2,380,722	11,143,975	1,856,190
Gain on disposal of fixed assets	-	(4,339)	-	-
Total other income (expense)	(2,170,394)	1,160,809	4,950,533	(3,896,649)

Net income (loss)	(6,882,272)	(1,232,458)	(9,683,630)	(10,633,026)

Series A preferred stock dividends, accretion and increase in stated value	-	(186,124)	(3,178,003)	(8,902,604)

Net income (loss) applicable to common stockholders	$(6,882,272)	$(1,418,581)	$(12,861,633)	$(19,535,630)

Net income (loss) per share - basic	$(0.22)	$(0.06)	$(0.48)	$(1.06)

Weighted average shares outstanding - basic	31,023,362	23,071,182	26,717,514	18,456,582

TELANETIX, INC.
Supplemental Table of Revenue Breakdown

	Three months ended December 31,			Twelve months ended December 31
	Video Solutions	Voice and Network Solutions	Total	Video Solutions	Voice and Network Solutions	Total
2008 Revenues	1,767,640	6,705,461	8,473,101	6,532,431	26,093,551	32,625,982

2007 Revenues	1,163,842	6,244,551	7,408,393	4,898,113	7,279,575	12,177,688

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	3 Months Ended
	Sept. 30, 2008	Dec. 31, 2008
Adjusted EBITDA (earnings release purposes only)
Net Income (loss)	$(619,498)	$(6,882,272)
Depreciation and amortization of purchased intangibles	1,065,764	1,090,216
Interest expense	1,480,689	1,741,384
EBITDA	1,926,955	(4,050,672)
Adjustments for certain non-cash expenses:
Impairment of Intangibles		2,380,000
Change in fair market value of warrant and beneficial conversion feature liabilities	(2,840,233	429,010
Stock and warrant compensation	775,290	282,905
Adjusted EBITDA	$(137,988)	$(958,757)